Exhibit 99.1

Volume 3, Issue 6 Highwater Ethanol, LLC July 2010 Investor Update “How is the plant at Highwater Ethanol doing?” This is the question I hear most and I have always answered, “We are doing great!” Then I would ask myself how are we really doing? How do we stack up against other ethanol plants? Because of these questions, the board of directors asked that we do a benchmark comparing our company’s performance to other ethanol plants our size in the Midwest. I feel the results were very close to what we expected and were hoping for. The results showed the company was performing better than average in production of ethanol, energy per gallon, water usage per gallon, and corn to ethanol ratio. In my opinion part of the credit goes to our new facility with the latest technologies; however, a large amount of the credit goes to Mark Palmer and his production staff for a job well done. The results of the benchmark also showed some areas that were slightly lower and these are now our focus. One area we anticipated was our debt/asset ratio. As we are a new plant and have not been operating for very long, we are just now beginning retire debt. Our dried distillers’ grains yields were also slightly lower. We are not sure if this is due to our higher ethanol yield, lower test weight corn during the period, or lower moisture of the ddgs. Most likely it is a combination of these but it is an area we can work on. These comments being made I am glad that when asked, I can still answer that in my opinion From the Board Chair... the plant at Highwater Ethanol is performing great! Again I am going to ask for your help regarding ethanol demand. There are two ways you can help. First, the EPA is still procrastinating on increasing the blend rate from 10% to 15%. Please call or write your legislators and ask that the EPA be held accountable for its inefficiencies. By law the EPA was to make a decision within six months, it is now well over a year. The second way to help became more evident to me just yesterday. I was fueling my automobile at a blender pump when a gentleman drove into the stall beside me. He asked what these E-20, E-30, E-50, and E-85 buttons were all about and how they worked. He was driving a flexfuel pick-up truck and had never filled with anything but regular gasoline before. He had become interested because of the large price differential between the different blends. After our discussion he said he would try the different blends to see which one gave him the best performance at the best cost. If each of us, as investors in the ethanol industry, convinced just one person each month to use ethanol, after one year we could help replace many gallons of petroleum with renewable fuel. So please help....one person at a time! Sincerely, David Moldan, Chairman Check for updates and future newsletters on our website: www.highwaterethanol.com Contact Information: 24500 US HWY 14 PO Box 96 Lamberton, MN 56152 Phone: 507.752.6160 Toll Free: 888.667.3385 Fax: 507.752.6162 E-mail: info@highwaterethanol.com Did you know? Minnesota is a national leader when it comes to the flex fuel E-85 and offers the most fill-up stations out of all 50 states Minnesota has 355 E-85 fill-up stations E-85 prices tend to be 20 percent lass on average than unleaded gasoline Source: Austin Daily Herald, March 20, 2010

PAGE 2 HIGHWATER ETHANOL, LLC VOLUME 3, ISSUE 6 Highwater Ethanol Highlights from your CEO/GM Greetings from Highwater Ethanol, LLC, Lamberton, MN!! As I write this for our Summer 2010 newsletter we have completed our 10th month of operations at Highwater Ethanol. Our latest 10Q was filed on June 11, 2010 for our quarter ended April 30, 2010. You can view this filing by going to Highwater Ethanol web site. Through the month of May 2010 we have received approximately 11,146,938 million bushels of corn while producing approximately 31,811,828 million gallons of denatured ethanol. We have also produced approximately 88,222 tons of DDGS. I believe the first 10 months of operation have been a nice start up for Highwater Ethanol with limited shutdown days at the facility. We went through our first scheduled shutdown on April 12th – April 15th, which went, in my opinion rather smoothly. I want to thank our employees and vendors at Highwater Ethanol who helped get that accomplished on time. Job well done! As we stated in our April 30, 2010 10Q Highwater Ethanol management anticipates that ethanol prices will continue to change in relation to changes in corn and energy prices. These prices have been somewhat volatile due to the uncertainty that we are experiencing in the overall economy which has been affecting commodities prices for the last year. Management at Highwater Ethanol believes current margins will be sufficient to generate cash flow to maintain operations, service our debt and comply with our financial covenants. As I have stated in prior newsletters the ethanol industry is a maturing industry and will continue to have its growing pains. We at Highwater Ethanol, LLC are doing our best for you to ensure that we are ready for the future, whatever it brings. Is E12 or E15 coming soon? This is a question that we hope and believe will be answered by early fall. As most of you know, Growth Energy made a request to the EPA in March 2009 asking for the ethanol blend rate to be raised from 10% to 15%. Highwater Ethanol supports this move from E10 blend to E15 blend or something in between. We believe the ethanol industry can respond to the higher blend rates. We believe this potential higher blend rate goes well with the federal government’s thoughts on increasing energy security, creating jobs, reducing transportation costs, and improving the environment by displacing gasoline with low-carbon ethanol. We encourage you to contact your federal representatives to support the move to a higher blend rate of U. S produced ethanol either at the 12% or 15% blend rate. Our Mission Statement: To successfully build and operate an ethanol facility, which will be profitable to our investor owners, while contributing to the economic growth in the region. Every time your board of governors meets this mission statement is in front of them and it remains a focus of your management team. We will do our BEST to make you, our member owners, proud of Highwater Ethanol. Our management team in place consists of; Mark Peterson, CFO, Mark Palmer, Plant Manager, Tom Streifel, Risk/Commodity Manager, Matt Lenning, Operations Manager, Dan Thompson, Maintenance Manager, Lisa Landkammer, Lab Manager and Dan Dahl, Environmental, Health & Safety Manager. The majority of our management team comes with excellent experience in the ethanol industry. We believe we have positioned our team to be successful in the ethanol industry. Have a Safe and Fun Summer!!! We will take care of the present as we focus on the FUTURE! Brian Kletscher, CEO/GM Highwater Ethanol, LLC

Commodity Talk with Tom Streifel It is early June and the Minnesota corn crop is sporting the highest rating in a couple decades. In my opinion the food vs fuel debate is waning because the country/world has produced more than it needs for the past two years. Local corn prices are near $3.00, which is the lowest price we have seen for the first week of June since 2006. While the Gulf oil spill is a tragedy, I believe the event is indirectly supporting ethanol’s cause. I think we are seeing a resurgence of support for renewable energy. The combination of waning opposition from the food vs fuel debate along with ethanol being billed as a cleaner energy source than crude oil, in my opinion, has our industry gaining momentum in the public opinion arena. In my opinion, now is the time for our industry lobbyists to capitalize and press Congress and the EPA to increase the blending rate from 10% to 12-15%. I believe an increased blending rate is necessary if the ethanol industry is to expect improved margins over the short term. At present, approximately 9% of all US gasoline supply comes from ethanol. There are additional new ethanol supplies coming on board, thus to avoid an oversupply, I believe we need to see an increase in demand base. In my opinion, simply making ethanol cheaper does not necessarily imply higher demand as the amount legally allowed is already near the maximum. I think that logical arguments can be made for a higher blend rate including the country needs additional clean energy, the feedstock source is adequate and the emerging ethanol industry needs this change to sustain the hundreds of additional jobs and valuable economic impact our industry has bestowed on rural America over the recent years. Let your Congressman know if you agree with my opinion. Tom Streifel PAGE 3 HIGHWATER ETHANOL, LLC VOLUME 3, ISSUE 6 Scenes from Employee Safety Training Practicing with the fire hoses Setting up a safety tripod Refresher training on the proper way to use a fire extinguisher

The Financial Side of Things This newsletter contains forward-looking statements that involve future events, our future performance and our expected future operations and actions. In some cases you can identify forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “expect,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” or the negative of these terms or other similar expressions. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those listed below and those business risks and factors described in our filings with the Securities and Exchange Commission (“SEC”). Changes in our business strategy, capital improvements or development plans; Changes in plant production capacity or technical difficulties in operating the plant; Changes in the environmental regulations that apply to our plant site and operations; Changes in general economic conditions or the occurrence of certain events causing an economic impact in the agriculture, oil or automobile industries; Changes in the availability and price of natural gas and corn, and the market for ethanol and distillers grains; Changes in federal and/or state laws (including the elimination of any federal and/or state ethanol tax incentives); Overcapacity within the ethanol industry; Changes and advances in ethanol production technology; Competition in the ethanol industry and from alternative fuel additives; Lack of transportation, storage and blending infrastructure preventing ethanol from reaching high demand markets; Volatile commodity and financial markets; and the results of our hedging transactions and other risk management strategies. Our actual results or actions could and likely will differ materially from those anticipated in the forward-looking statements for many reasons, including the reasons described in this communication. We are not under any duty to update the forward-looking statements contained in this newsletter. We cannot guarantee future results, levels of activity, performance or achievements. We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this communication. You should read this newsletter with the understanding that our actual results may be materially different from what we currently expect. We qualify all of our forward-looking statements by these cautionary statements. I am writing this article after watching what I think was a successful planting season here in southern Minnesota. The corn appears to be developing at a good rate with the much needed sun light and warmth of the past few weeks. This is a good start for growing season, hopefully a favorable summer and good yields this fall. The incident in the Gulf of Mexico appears to be putting a positive light on the increased needs for renewable fuel in the United States. A tentative announcement later in June could increase the percentage of ethanol in automotive fuels. This increase has been long awaited and in my opinion would shift the demand curve of ethanol for the whole industry. High demand is usually beneficial when dealing with the operation of a commodity based business. The accounting department functions wells and moves along at a good pace with routines. We continue to find improvements that sometimes appear small but when combined together other allows us to increase efficiencies. We continue to review data to find areas for enhancements. As always, please contact me if you have any questions or comments. Have a Great Summer. Sincerely, Mark Peterson, CFO PAGE 4 HIGHWATER ETHANOL, LLC VOLUME 3, ISSUE 6